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                                                  EXHIBIT 21


50.10%             SUN COMPANY, INC.            DECEMBER 31, 1995
            SUBSIDIARIES OF THE REGISTRANT


COMPANY NAME:                                             INC/REG
------------                                              -------

British Sun Oil Company Limited                             GB

COS Corporation                                             IL

Elk River Resources, Inc.                                   DE
--Elk River Minerals Corporation                            DE
--Jewell Coke Company                                       DE
--Jewell Resources Corporation                              VA
----Dominion Coal Corporation                               VA
----Jewell Coal & Coke Company, Inc.                        VA
----Jewell Smokeless Coal Corporation                       VA
----Oakwood Red Ash Coal Corporation                        VA
----Vansant Coal Corporation                                VA
--Ray Coal Company, Inc.                                    KY
----Whitaker Coal Corporation                               KY
--Shamrock Coal Company, Incorporated                       DE

Helios Capital Corporation                                  DE
--Beneco Leasing Two, Inc.                                  OH
--Sunoco Leasing, Inc.                                      DE
----Three Company, Inc.                                     DE
----Heleasco Seven, Inc.                                    DE
----Heleasco Fifteen, Inc.                                  DE
----Heleasco Eighteen, Inc.                                 DE
----Heleasco Twenty, Inc.                                   DE
----Heleasco Twenty-Three, Inc.                             DE
----HCC Financial Group, Inc.                               DE
--Sun Leasing Company                                       DE
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Marine Investment Company of Delaware                       DE
--Alaska Bulk Carriers, Inc.                                PA
--Aston Shipping Company                                    DE
--Eastern Sun Barge Company                                 DE
--Florida Barge Company                                     DE
--New York Sun Shipping Co., Inc.                           DE
--Philadelphia Sun Shipping Co., Inc.                       DE
--Sun Barge Company                                         DE
--Sun Transport, Inc.                                       DE
----Sarnia Shipping Company, Inc.  (Name Saver)             LI
----Welland Shipping Company, Inc.                          LI

Mascot Petroleum Company, Inc.                              DE

Mohawk Valley Oil, Inc.                                     NY

Radnor Corporation                                          PA
--Morgan's Run Investment Company                           DE
--Radnor Development Corporation                            DE
--Radnor MidAtlantic Corporation                            PA
--Radnor Suncoast Corporation                               DE
--Radnor West, Inc.                                         DE
--Radnor/Aire Corporation                                   PA
--Radnor/Alexandria Corporation                             DE
----#1 Radnor/Alexandria Corporation                        DE
--Radnor/Aragon Corporation                                 DE
--Radnor/Argyle Corporation                                 DE
--Radnor/Arlington Corporation                              DE
--Radnor/Ballston Corporation                               DE
--Radnor/Beachway Corporation                               DE
--Radnor/Bowie Corporation                                  DE
--Radnor/Brown Street Corporation                           DE
--Radnor/California Corporation                             DE
--Radnor/California Service Corporation                     DE
--Radnor/Carlsbad Corporation                               DE
--Radnor/Centre Corporation                                 DE
--Radnor/College Park I Corporation                         DE
--Radnor/Credit Corporation                                 DE
--Radnor/Delaware Avenue Corporation                        PA
--Radnor/Dutton Mill Corporation                            PA
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--Radnor/East Peoria Corporation                            DE
--Radnor/Edgewater, Inc.                                    DE
--Radnor/Fulton County Corporation                          DE
--Radnor/Fulton Industrial Corporation                      DE
--Radnor/Georgia Corporation                                DE
--Radnor/Grand Oaks Corporation                             DE
--Radnor/Green Meadows Corporation                          DE
--Radnor/Greenway Corporation                               DE
--Radnor/Hampton Corporation                                DE
--Radnor/Indianapolis Corporation                           DE
--Radnor/Investment Corporation                             DE
--Radnor/Island Corporation                                 DE
--Radnor/Jupiter Beach Corporation                          DE
--Radnor/Kearny Mesa Corporation                            DE
--Radnor/La Jolla Centre Corporation                        DE
--Radnor/La Jolla Corporation                               DE
--Radnor/Lakeside Corporation                               DE
--Radnor/Lemon Grove Corporation                            DE
--Radnor/Loudoun Corporation                                DE
----Radnor/Loudoun Day Care Corporation                     DE
--Radnor/Main St. Corporation                               DE
--Radnor/Marina Corporation                                 PA
--Radnor/Matsonford Corporation                             PA
--Radnor/Murrieta Corporation                               DE
--Radnor/North Corporation                                  DE
--Radnor/Orange Grove Corporation                           DE
--Radnor/Pacific Corporate Center Corporation               DE
--Radnor/Painted Desert Corporation                         DE
--Radnor/Parke East Corporation                             DE
--Radnor/Peachtree Point Corporation                        DE
--Radnor/Phillips Industrial Park Corporation               DE
--Radnor/Pier 5 Corporation                                 PA
--Radnor/Plantation Corporation                             DE
----Radnor Realty, Inc.                                     DE
--Radnor/Plymouth Corporation                               PA
--I Radnor/Plymouth Investment Company                      DE
----Plymouth Building I Business Trust                      PA
--III Radnor/Plymouth Investment Company                    DE
--Radnor/Rancho California Corporation                      DE
--Radnor/Rocky Point Corporation                            DE
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--Radnor/Sarasota Corporation                               DE
----Laurel Oak Realty Corporation                           DE
--Radnor/Service Corporation                                PA
--Radnor/Sorrento Mesa Corporation                          DE
--Radnor/Spring Ridge Corporation                           DE
----Radnor/Frederick Corporation                            DE
--Radnor/Spring Valley Corporation                          DE
--Radnor/Sun Village Construction Corporation               DE
--Radnor/Sun Village Corporation                            DE
--Radnor/Tempe Corporation                                  DE
--Radnor/Vail Ranch Corporation                             DE
--Radnor/Vanguard Corporation                               DE
--Radnor/Victorville Corporation                            DE
--Radnor/Villa Trinidad Corporation                         DE
--Radnor/Vista Mar Corporation                              DE
--Radnor/Weston Corporation                                 DE
--Radnor/Willoughby Corporation                             DE
--Radnor/Yorba Linda-I Corporation                          DE
--Striker Investment Company                                DE

Scandinavian Sun Oil Company A/S                            NW

Stop-N-Go Foods, Inc.                                       DE
--Stop-N-Go Foods of Dayton, Inc.                           OH

Sun Alternate Energy Corporation                            DE

Sun Atlantic Refining and Marketing Company                 DE
--Sun Atlantic Refining and Marketing B.V., Inc.            DE
--Sun Atlantic Refining and Marketing B.V.                  NL
------Atlantic Petroleum Corporation                        DE
--------Atlantic Pipeline Corp.                             DE
--------Atlantic Refining & Marketing Corp.                 DE
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Sun Canada, Inc.                                            DE
--Helios Assurance Company Limited                          BA
--Petrosun Limited                                          GB
--Sun International Limited                                 BA
--Sun Mexico One, Inc.                                      DE
----Sunoco de Mexico, S.A. de C.V.                          MX
--Sun Mexico Two, Inc.                                      DE
--Sun Oil Ghadames Algerie Limited                          BA
--Sunoco Limited                                            GB

Sun Coal Company                                            DE

Sun Company, Inc.   (Name Saver)                            DE

Sun Company, Inc. (R&M)                                     PA
--Hemisphere Oil Company, Inc.                              DE
--Mid-State Oil Company                                     DE
--Puerto Rico Sun Oil Company                               DE
--Sun BEF, Inc.                                             TX
--Sun Far East Trading, Inc.                                DE
--Sun FSC, Inc.                                             VI
--Sun Lubricants and Specialty Products Inc.                QU
--Sun Oil Far East, Inc.                                    DE
--Sun Petrochemicals, Inc.                                  DE
--Sunmarks, Inc.                                            DE

Sun Executive Services Company                              PA

Sun Ocean Ventures, Inc.                                    DE

Sun Oil Argentina Limited                                   BA

Sun Oil Argentina Limited S.A.                              AT

Sun Oil Britain Limited                                     DE
--Sun Oil Company (U.K.) Ltd.                               DE
--Sun Oil North Sea Limited                                 EN

Sun Oil Company  (Name Saver)                               DE
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Sun Oil Export Company                                      DE

Sun Oil International, Inc.                                 DE

Sun Oil Shabwa Yemen Limited                                BA

Sun Oil (Thailand) Limited                                  TH

Sun Oil Trading Company                                     DE

Sun Orient Exploration Company                              DE

Sun Pipe Line Company of Delaware                           DE
--Mid-Continent Pipe Line Company                           OK
--Mid-Valley Pipeline Company                               OH
--Sun Oil Line Company of Michigan                          MI
--Sun Pipe Line Company                                     PA
--Sun Pipe Line Services Co.                                DE

Sun Refining and Marketing Company  (Name Saver)            DE

Sun Services Corporation                                    PA

Sun Ship, Inc.                                              PA
--Lesley Corporation                                        DE

Sun Tech, Inc.  (Name Saver)                                DE

Sun Ventures, Inc.                                          PA

Sun-Del Services, Inc.                                      DE

Suncrest Industries, Inc.                                   PA

Sunoco Overseas, Inc.                                       DE
--Lugrasa, S.A.                                             PN

Sunoco Science and Technological Services, Inc.             NY
(Name Saver)

The Claymont Investment Company                             DE
--Sunoco Credit Corporation                                 DE

Triad Carriers, Inc.                                        PA
--BBQ, Inc.                                                 PA
--Carrier Systems Motor Freight, Inc.                       DE